NewsLine

November 15, 2012

TO ALL MEMBERS:

2012 BOARD OF DIRECTORS ELECTION RESULTS

We are pleased to announce the results of the 2012 FHLBank of Cincinnati Board of Directors (Board) election of two Ohio Member Directors and two at-large Independent Directors. The Board ratified the election results at its November 15 meeting. All four directors will serve four-year terms commencing January 1, 2013.

MEMBER DIRECTOR ELECTION RESULTS

In Ohio, nine candidates ran in this election to fill two open seats. The two candidates receiving the highest number of votes and therefore elected to the Board are incumbent director J. Lynn Greenstein and Thomas L. Moore. The election results are provided below.

Number of members voting: 217
Total eligible votes per candidate: 2,922,302
Actual votes cast: 2,021,300

J. Lynn Greenstein

President and Chief Executive Officer
Nationwide Bank, Columbus
Total votes received: 895,939

Thomas L. Moore

Chairman, President and Chief Executive Officer
First Federal Bank of Ohio, Galion
Total votes received: 836,192

Robert T. Lameier

President, Chief Executive Officer and Director
Miami Savings Bank, Miamitown
Total votes received: 516,293

Shon B. Myers

Chairman, President and Chief Executive Officer
Farmers & Merchants Bank, Miamisburg
Total votes received: 399,458

James R. Powell

Chairman and Chief Executive Officer
Liberty Savings Bank, FSB, Wilmington
Total votes received: 249,035

H. Stewart Fitz Gibbon III

President, Chief Operating Officer, Chief Risk Officer, Director, Secretary and Treasurer
Wayne Savings Community Bank, Wooster
Total votes received: 216,239

J. William Stapleton

Director, President and Chief Executive Officer
Home City Federal Savings Bank, Springfield
Total votes received: 212,452

Barry Parmiter

President, Chief Executive Officer and Director
Community Savings Bank, Caldwell
Total votes received: 192,552

Mark A. Klein

President and Chief Executive Officer
The State Bank and Trust Company, Defiance
Total votes received: 103,629

INDEPENDENT DIRECTOR ELECTION RESULTS

In the at-large election of two Independent directors, incumbent directors Leslie D. Dunn and
Alvin J. Nance were re-elected to the Board. Ms. Dunn is elected as an Independent Director, and Mr. Nance is elected as a Public Interest Independent Director. As required by Federal Housing Finance Agency regulations, both individuals received more than the minimum 20 percent of the number of votes eligible to be cast and both possess the experience and knowledge required of Independent Directors.

Ms. Dunn is a retired partner from the Cleveland, Ohio, law firm Jones Day. Mr. Nance is Executive Director and CEO of Knoxville’s Community Development Corp., Knoxville, Tenn.

Number of members voting: 415
Total eligible votes per candidate: 5,247,300
Actual votes cast: 3,071,625

Leslie D. Dunn

Shaker Heights, Ohio
Total votes received: 2,412,215
Percent of votes eligible to be cast: 45.97%

Alvin J. Nance

Knoxville, Tennessee
Total votes received: 2,343,437
Percent of votes eligible to be cast: 44.66%

On behalf of the Board and staff, I would like to thank our members for participating in the director election and would also like to congratulate our newly elected and returning Directors.

Andrew S. Howell

President and CEO